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                                    EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Dated: February 14, 2008


                      CITIGROUP INSTITUTIONAL TRUST COMPANY
                      As Trustee for Eternity Four Trust



                      By: /s/ Megan McCafferty
                         --------------------------------------------
                         Name:  Megan McCafferty
                         Title: Vice President


                      CITIGROUP INC.



                      By: /s/ Riqueza V. Feaster
                         --------------------------------------------
                         Name:  Riqueza V. Feaster
                         Title: Assistant Secretary